Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Senior Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Vice President, Public Relations Senior Manager 920-491-7518

Associated Banc-Corp Reports First Quarter 2026 Net Income Available to Common Equity of $117 Million, or $0.70 per Common Share

GREEN BAY, Wis. -- April 23, 2026 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $117 million, or $0.70 per common share, for the quarter ended March 31, 2026. These amounts compare to earnings of $134 million, or $0.80 per common share, for the quarter ended December 31, 2025 and earnings of $99 million, or $0.59 per common share, for the quarter ended March 31, 2025.
“After posting the strongest bottom line in company history in 2025, we maintained our growth momentum in the first quarter of 2026, with over $500 million in C&I loan growth, strong customer household growth, and steady credit performance,” said President & CEO Andy Harmening. “We’ve also taken proactive steps to accelerate our growth trajectory in major metro markets by announcing several key hires, expanding our commercial presence, and closing on our acquisition of American National Corporation.”
“As we look to the remainder of 2026, we’re well-positioned to navigate the current environment thanks to the resilience and stability of our Midwestern markets, our enhanced profitability profile, a solid capital position, and our ability to attract and deepen relationships. We look forward to providing additional updates on Associated’s growth journey along the way.”
First Quarter 2026 Highlights
•Diluted earnings per common share of $0.70
•Total period end loans of $31.8 billion (+2% vs. 4Q 2025; +5% vs. 1Q 2025)
•Total period end commercial & industrial loans of $12.3 billion (+5% vs. 4Q 2025; +13% vs. 1Q 2025)
•Total period end deposits of $35.7 billion (+1% vs. 4Q 2025; +2% vs. 1Q 2025)
•Total period end core customer deposits1 of $30.4 billion (+3% vs. 4Q 2025; +4% vs. 1Q 2025)
•Net interest income of $307 million ((1)% vs. 4Q 2025; +7% vs. 1Q 2025)
•Net interest margin of 3.03%
•Noninterest income of $76 million
•Noninterest expense of $219 million
•Provision for credit losses of $11 million
•Allowance for credit losses on loans / total loans of 1.34%
•Net charge offs / average loans (annualized) of 0.07%
•Book value / share of $29.04
•Tangible book value / share1 of $22.23
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
First quarter 2026 average total loans of $31.3 billion increased 1%, or $286 million, from the prior quarter and increased 4%, or $1.2 billion, from the same period last year. With respect to first quarter 2026 average balances by loan category:
•Commercial and business lending increased $222 million from the prior quarter and increased $1.2 billion from the same period last year to $13.0 billion.
•Commercial real estate lending increased $67 million from the prior quarter and increased $19 million from the same period last year to $7.3 billion.
•Consumer lending decreased $2 million from the prior quarter and decreased $91 million from the same period last year to $11.0 billion.
First quarter 2026 period end total loans of $31.8 billion increased 2%, or $635 million, from the prior quarter and increased 5%, or $1.5 billion, from the same period last year. With respect to first quarter 2026 period end balances by loan category:
•Commercial and business lending increased $547 million from the prior quarter and increased $1.5 billion from the same period last year to $13.5 billion.
•Commercial real estate lending increased $143 million from the prior quarter and decreased $22 million the same period last year to $7.4 billion.
•Consumer lending decreased $56 million from the prior quarter and increased $37 million from the same period last year to $10.9 billion.
After including the impact of the acquisition of American National Corporation, we now expect 2026 period end loan growth of 17% to 19% as compared to Associated's standalone results for the year ended December 31, 2025.
Deposits
First quarter 2026 average deposits of $35.2 billion decreased 1%, or $468 million, from the prior quarter and increased 1%, or $327 million, from the same period last year. With respect to first quarter 2026 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $65 million from the prior quarter and increased $359 million from the same period last year to $6.0 billion.
•Savings increased $96 million from the prior quarter and increased $370 million from the same period last year to $5.5 billion.
•Interest-bearing demand deposits decreased $168 million from the prior quarter and decreased $145 million from the same period last year to $7.9 billion.
•Money market deposits increased $171 million from the prior quarter and decreased $18 million from the same period last year to $6.1 billion.
•Brokered CDs decreased $470 million from the prior quarter and decreased $787 million from the same period last year to $3.5 billion.

•Other time deposits increased $141 million from the prior quarter and increased $478 million from the same period last year to $4.2 billion.
•Network transaction deposits decreased $173 million from the prior quarter and increased $70 million from the same period last year to $1.9 billion.
•Core customer deposits1 increased $174 million from the prior quarter and increased $1.0 billion from the same period last year to $29.7 billion.
First quarter 2026 period end deposits of $35.7 billion increased 1%, or $179 million, from the prior quarter and increased 2%, or $535 million, from the same period last year. With respect to first quarter 2026 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $2 million from the prior quarter and decreased $11 million from the same period last year to $6.1 billion.
•Savings increased $189 million from the prior quarter and increased $413 million from the same period last year to $5.7 billion.
•Interest-bearing demand deposits increased $141 million from the prior quarter and increased $94 million from the same period last year to $8.0 billion.
•Money market deposits increased $49 million from the prior quarter and increased $47 million from the same period last year to $6.2 billion.
•Brokered CDs decreased $232 million from the prior quarter and decreased $635 million from the same period last year to $3.6 billion.
•Other time deposits increased $443 million from the prior quarter and increased $763 million from the same period last year to $4.5 billion.
•Network transaction deposits decreased $408 million from the prior quarter and decreased $136 million from the same period last year to $1.7 billion.
•Core customer deposits1 increased $820 million from the prior quarter and increased $1.3 billion from the same period last year to $30.4 billion.
After including the impact of the acquisition of American National Corporation, we now expect 2026 period end total deposit growth of 17% to 19% and period end core customer deposit growth of 19% to 21% as compared to Associated's standalone results for the year ended December 31, 2025.
Net Interest Income and Net Interest Margin
First quarter 2026 net interest income of $307 million decreased $3 million from the prior quarter and increased $21 million from the same period last year. The net interest margin of 3.03% was a 3 basis point decrease from the prior quarter and a 6 basis point increase from the same period last year.
•The average yield on total loans for the first quarter of 2026 decreased 19 basis points from the prior quarter and decreased 30 basis points from the same period last year to 5.53%.
•The average cost of total interest-bearing liabilities for the first quarter of 2026 decreased 15 basis points from the prior quarter and decreased 39 basis points from the same period last year to 2.67%.
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

•The net free funds benefit for the first quarter of 2026 decreased 5 basis points from the prior quarter and decreased 8 basis points from the same period last year to 0.50%.
We expect to share an updated 2026 net interest income outlook following the finalization of purchase accounting adjustments tied to the acquisition of American National Corporation.
Noninterest Income
First quarter 2026 total noninterest income of $76 million decreased $4 million from the prior quarter and increased $17 million from the same period last year. With respect to first quarter 2026 noninterest income line items:
•Capital markets, net decreased $5 million from the prior quarter and increased $2 million from the same period last year.
•Wealth management fees decreased $1 million from the prior quarter and increased $3 million from the same period last year.
•Mortgage banking, net increased $3 million from the prior quarter and increased $2 million from the same period last year.
•Card-based fees decreased $1 million from the prior quarter and increased $1 million from the same period last year.
After including the impact from the acquisition of American National Corporation, we now expect total noninterest income growth of 8% to 10% in 2026 as compared to Associated's standalone results for the year ended December 31, 2025.
Noninterest Expense
First quarter 2026 total noninterest expense of $219 million decreased slightly from the prior quarter and increased $9 million from the same period last year. With respect to first quarter 2026 noninterest expense line items:
•Personnel expense increased slightly from the prior quarter and increased $11 million from the same period last year.
•Technology expense increased $1 million from the prior quarter and increased $3 million from the same period last year.
•Business development and advertising expense decreased $1 million from the prior quarter and increased $1 million from the same period last year.
We expect to share an updated 2026 noninterest expense outlook following the finalization of purchase accounting adjustments tied to the acquisition of American National Corporation.

Taxes
First quarter 2026 tax expense was $33 million, compared to $26 million of tax expense in the prior quarter and $19 million of tax expense in the same period last year. The effective tax rate for the first quarter of 2026 was 21.75%, compared to 15.82% in the prior quarter and 16.03% in the same period last year.
We continue to expect the annual effective tax rate to be between 19% and 21% in 2026.

Credit
First quarter 2026 provision for credit losses on loans was $11 million, compared to a provision of $7 million in the prior quarter and a provision of $13 million in the same period last year. With respect to first quarter 2026 credit quality:
•Nonaccrual loans of $111 million increased $10 million from the prior quarter and decreased $24 million from the same period last year. The nonaccrual loans to total loans ratio was 0.35% in the first quarter, up from 0.32% in the prior quarter and down from 0.44% in the same period last year.
•First quarter 2026 net charge offs of $5 million increased compared to net charge offs of $2 million in the prior quarter and decreased compared to net charge offs of $9 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $425 million increased $6 million compared to the prior quarter and increased $18 million compared to the same period last year. The ACLL to total loans ratio was 1.34% in the first quarter, down from 1.35% in the prior quarter and flat compared to 1.34% in the same period last year.
In 2026, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.47% at March 31, 2026. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 23, 2026. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2026 earnings call. The first quarter 2026 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of approximately $50 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations throughout Wisconsin, Illinois, Iowa, Minnesota, Missouri and Nebraska. The Company also operates loan production offices in Indiana, Kansas, Michigan, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.
NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	March 31, 2026	December 31, 2025	Sequential Quarter Change	September 30, 2025	June 30, 2025	March 31, 2025	Comparable Quarter Change
Assets
Cash and due from banks	$465,318	$574,698	$(109,380)	$490,431	$521,167	$521,323	$(56,005)
Interest-bearing deposits in other financial institutions	920,684	1,144,123	(223,439)	802,251	738,938	711,033	209,651
Federal funds sold and securities purchased under agreements to resell	175	1,400	(1,225)	90	—	105	70
Available for sale (AFS) investment securities, at fair value	5,514,456	5,397,563	116,893	5,217,278	5,036,508	4,796,570	717,886
Held to maturity (HTM) investment securities, net, at amortized cost	3,570,843	3,602,519	(31,676)	3,636,080	3,672,101	3,705,793	(134,950)
Equity securities	26,109	26,060	49	26,000	25,912	23,331	2,778
Regulatory stocks, at cost	290,189	252,514	37,675	251,642	278,356	194,244	95,945
Residential loans held for sale	87,461	72,499	14,962	74,563	96,804	47,611	39,850
Commercial loans held for sale	—	—	—	—	8,406	7,910	(7,910)
Loans	31,798,164	31,163,614	634,550	30,951,964	30,607,605	30,294,127	1,504,037
Allowance for loan losses	(385,756)	(378,068)	(7,688)	(378,341)	(376,515)	(371,348)	(14,408)
Loans, net	31,412,408	30,785,546	626,862	30,573,623	30,231,091	29,922,780	1,489,628
Tax credit and other investments	230,954	236,657	(5,703)	245,239	247,111	254,187	(23,233)
Premises and equipment, net	376,760	381,624	(4,864)	384,139	377,372	377,521	(761)
Bank and corporate owned life insurance	694,765	694,452	313	693,511	691,470	690,551	4,214
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	20,647	22,849	(2,202)	25,052	27,255	29,457	(8,810)
Mortgage servicing rights, net	87,599	86,337	1,262	85,063	85,245	86,251	1,348
Interest receivable	161,021	161,118	(97)	168,451	168,627	159,729	1,292
Other assets	629,359	657,645	(28,286)	677,458	682,373	675,748	(46,389)
Total assets	$45,593,740	$45,202,596	$391,144	$44,455,863	$43,993,729	$43,309,136	$2,284,604
Liabilities and stockholders' equity
Noninterest-bearing demand deposits	$6,125,067	$6,126,632	$(1,565)	$5,906,251	$5,782,487	$6,135,946	$(10,879)
Interest-bearing deposits	29,606,698	29,425,976	180,722	28,975,602	28,365,079	29,060,767	545,931
Total deposits	35,731,765	35,552,608	179,157	34,881,853	34,147,565	35,196,713	535,052
Federal funds purchased and securities sold under agreements to repurchase	395,652	307,864	87,788	399,665	75,585	311,335	84,317
FHLB advances	3,421,762	3,268,094	153,668	3,220,679	3,879,489	2,027,297	1,394,465
Senior and subordinated debt	592,629	594,276	(1,647)	594,074	593,530	591,382	1,247
Allowance for unfunded commitments	39,276	41,276	(2,000)	36,276	35,276	35,276	4,000
Accrued expenses and other liabilities	414,784	463,131	(48,347)	455,019	481,503	460,574	(45,790)
Total liabilities	40,595,868	40,227,249	368,619	39,587,565	39,212,948	38,622,578	1,973,290
Stockholders' equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	4,803,760	4,781,235	22,525	4,674,186	4,586,669	4,492,446	311,314
Total stockholders' equity	4,997,872	4,975,347	22,525	4,868,298	4,780,781	4,686,558	311,314
Total liabilities and stockholders' equity	$45,593,740	$45,202,596	$391,144	$44,455,863	$43,993,729	$43,309,136	$2,284,604
Numbers may not recalculate due to rounding conventions.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comparable Quarter
(Dollars and shares in thousands, except per share data)	1Q26	1Q25	Dollar Change	Percentage Change
Interest income
Interest and fees on loans	$426,989	$433,299	$(6,310)	(1)%
Interest and dividends on investment securities
Taxable	75,676	69,788	5,888	8%
Tax-exempt	13,738	13,956	(218)	(2)%
Other interest	11,641	9,243	2,398	26%
Total interest income	528,044	526,285	1,759	—%
Interest expense
Interest on deposits	175,273	209,140	(33,867)	(16)%
Interest on federal funds purchased and securities sold under agreements to repurchase	3,732	3,622	110	3%
Interest on FHLB advances	31,570	16,090	15,480	96%
Interest on senior and subordinated debt	10,163	11,085	(922)	(8)%
Interest on other interest-bearing liabilities	116	408	(292)	(72)%
Total interest expense	220,854	240,345	(19,491)	(8)%
Net interest income	307,190	285,941	21,249	7%
Provision for credit losses	11,001	13,003	(2,002)	(15)%
Net interest income after provision for credit losses	296,189	272,938	23,251	9%
Noninterest income
Wealth management fees	25,219	22,498	2,721	12%
Service charges and deposit account fees	14,054	12,814	1,240	10%
Card-based fees	11,579	10,442	1,137	11%
Other fee-based revenue	4,862	5,251	(389)	(7)%
Capital markets, net	6,543	4,345	2,198	51%
Mortgage banking, net	6,111	3,822	2,289	60%
Loss on mortgage portfolio sale	—	(6,976)	6,976	(100)%
Bank and corporate owned life insurance	3,816	5,204	(1,388)	(27)%
Asset gains (losses), net	840	(878)	1,718	N/M
Investment securities (losses) gains, net	(28)	4	(32)	N/M
Other	2,861	2,251	610	27%
Total noninterest income	75,857	58,776	17,081	29%
Noninterest expense
Personnel	135,172	123,897	11,275	9%
Technology	29,736	27,139	2,597	10%
Occupancy	13,725	15,381	(1,656)	(11)%
Business development and advertising	7,827	6,386	1,441	23%
Equipment	5,610	4,527	1,083	24%
Legal and professional	6,721	6,083	638	10%
Loan and foreclosure costs	1,707	2,594	(887)	(34)%
FDIC assessment	8,837	10,436	(1,599)	(15)%
Other intangible amortization	2,203	2,203	—	—%
Other	7,625	11,974	(4,349)	(36)%
Total noninterest expense	219,163	210,619	8,544	4%
Income before income taxes	152,883	121,095	31,788	26%
Income tax expense	33,248	19,409	13,839	71%
Net income	119,635	101,687	17,948	18%
Preferred stock dividends	2,875	2,875	—	—%
Net income available to common equity	$116,760	$98,812	$17,948	18%

Pre-tax pre-provision income (loss)(a)	163,884	134,098	29,786	22%
Earnings per common share
Basic	$0.70	$0.60	$0.10	17%
Diluted	$0.70	$0.59	$0.11	19%
Average common shares outstanding
Basic	165,097	165,228	(131)	—%
Diluted	166,561	166,604	(43)	—%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
Prior periods have been adjusted to conform with current period presentation.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(Dollars and shares in thousands, except per share data)			Sequential Quarter
	1Q26	4Q25	Dollar Change	Percentage Change	3Q25	2Q25	1Q25
Interest income
Interest and fees on loans	$426,989	$445,687	$(18,698)	(4)%	$455,623	$447,781	$433,299
Interest and dividends on investment securities
Taxable	75,676	73,511	2,165	3%	73,727	71,174	69,788
Tax-exempt	13,738	13,851	(113)	(1)%	13,888	13,902	13,956
Other interest	11,641	11,294	347	3%	13,353	12,679	9,243
Total interest income	528,044	544,343	(16,299)	(3)%	556,591	545,536	526,285
Interest expense
Interest on deposits	175,273	194,778	(19,505)	(10)%	202,344	197,656	209,140
Interest on federal funds purchased and securities sold under agreements to repurchase	3,732	2,682	1,050	39%	2,107	2,004	3,622
Interest on FHLB advances	31,570	26,309	5,261	20%	35,965	34,889	16,090
Interest on senior and subordinated debt	10,163	10,483	(320)	(3)%	10,741	10,700	11,085
Interest on other interest-bearing liabilities	116	110	6	5%	212	287	408
Total interest expense	220,854	234,362	(13,508)	(6)%	251,369	245,536	240,345
Net interest income	307,190	309,981	(2,791)	(1)%	305,222	300,000	285,941
Provision for credit losses	11,001	6,998	4,003	57%	16,000	17,996	13,003
Net interest income after provision for credit losses	296,189	302,983	(6,794)	(2)%	289,223	282,004	272,938
Noninterest income
Wealth management fees	25,219	25,742	(523)	(2)%	25,315	23,025	22,498
Service charges and deposit account fees	14,054	13,827	227	2%	13,861	13,147	12,814
Card-based fees	11,579	12,679	(1,100)	(9)%	12,308	11,200	10,442
Other fee-based revenue	4,862	5,557	(695)	(13)%	5,414	4,995	5,251
Capital markets, net	6,543	11,175	(4,632)	(41)%	10,764	5,765	4,345
Mortgage banking, net	6,111	2,926	3,185	109%	3,541	4,213	3,822
Loss on mortgage portfolio sale	—	—	—	—%	—	—	(6,976)
Bank and corporate owned life insurance	3,816	3,804	12	—%	4,051	4,135	5,204
Asset gains (losses), net	840	838	2	—%	3,340	(1,735)	(878)
Investment securities (losses) gains, net	(28)	37	(65)	N/M	1	7	4
Other	2,861	2,799	62	2%	2,670	2,226	2,251
Total noninterest income	75,857	79,384	(3,527)	(4)%	81,265	66,977	58,776
Noninterest expense
Personnel	135,172	135,130	42	—%	135,703	126,994	123,897
Technology	29,736	28,641	1,095	4%	28,590	26,508	27,139
Occupancy	13,725	14,229	(504)	(4)%	12,757	12,644	15,381
Business development and advertising	7,827	9,118	(1,291)	(14)%	8,362	7,748	6,386
Equipment	5,610	6,888	(1,278)	(19)%	4,368	4,494	4,527
Legal and professional	6,721	5,945	776	13%	5,232	6,674	6,083
Loan and foreclosure costs	1,707	1,327	380	29%	1,638	2,705	2,594
FDIC assessment	8,837	6,589	2,248	34%	9,980	9,708	10,436
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203
Other	7,625	9,396	(1,771)	(19)%	7,369	9,674	11,974
Total noninterest expense	219,163	219,466	(303)	—%	216,202	209,352	210,619
Income before income taxes	152,883	162,901	(10,018)	(6)%	154,286	139,629	121,095
Income tax expense	33,248	25,772	7,476	29%	29,554	28,399	19,409
Net income	119,635	137,129	(17,494)	(13)%	124,732	111,230	101,687
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875
Net income available to common equity	$116,760	$134,254	$(17,494)	(13)%	$121,857	$108,355	$98,812

Pre-tax pre-provision income(a)	163,884	169,899	(6,015)	(4)%	170,286	157,625	134,098
Earnings per common share
Basic	$0.70	$0.81	$(0.11)	(14)%	$0.73	$0.65	$0.60
Diluted	$0.70	$0.80	$(0.10)	(13)%	$0.73	$0.65	$0.59
Average common shares outstanding
Basic	165,097	165,126	(29)	—%	165,029	164,936	165,228
Diluted	166,561	166,746	(185)	—%	166,703	166,343	166,604
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
Prior periods have been adjusted to conform with current period presentation.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2026			December 31, 2025(a)			March 31, 2025(a)
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (b)(c)
Commercial and industrial	$11,776,702	$172,507	5.94%	$11,588,059	$182,101	6.24%	$10,583,318	$169,785	6.50%
Commercial real estate—owner occupied	1,190,708	15,968	5.44%	1,157,531	16,358	5.61%	1,141,167	16,200	5.76%
Commercial and business lending	12,967,410	188,475	5.89%	12,745,590	198,459	6.18%	11,724,484	185,985	6.43%
Commercial real estate—investor	5,277,283	78,154	6.01%	5,291,562	84,153	6.31%	5,415,412	87,089	6.52%
Real estate construction	2,055,338	34,043	6.72%	1,974,318	34,870	7.01%	1,898,582	33,945	7.25%
Commercial real estate lending	7,332,621	112,197	6.21%	7,265,880	119,023	6.50%	7,313,994	121,034	6.71%
Total commercial	20,300,031	300,672	6.01%	20,011,470	317,482	6.30%	19,038,479	307,020	6.54%
Residential mortgage	6,831,984	64,640	3.78%	6,899,778	64,779	3.76%	7,256,320	66,823	3.68%
Auto finance	3,125,504	41,969	5.45%	3,064,457	42,915	5.56%	2,844,730	39,176	5.59%
Home equity	709,865	11,692	6.60%	706,923	12,570	7.11%	657,625	12,052	7.34%
Other consumer	314,118	8,504	10.98%	312,730	8,454	10.72%	313,828	8,773	11.34%
Total consumer	10,981,471	126,805	4.65%	10,983,888	128,718	4.67%	11,072,503	126,824	4.61%
Total loans	31,281,502	427,477	5.53%	30,995,358	446,200	5.72%	30,110,982	433,844	5.83%
Investments
Taxable securities	7,071,751	75,676	4.28%	6,912,251	73,511	4.25%	6,398,584	69,788	4.36%
Tax-exempt securities(b)	1,978,501	17,389	3.52%	1,990,389	17,534	3.52%	2,016,144	17,666	3.50%
Other short-term investments	1,016,795	11,641	4.64%	972,884	11,294	4.61%	757,227	9,243	4.95%
Total investments	10,067,047	104,706	4.17%	9,875,524	102,339	4.14%	9,171,955	96,696	4.22%
Total earning assets and related interest income	41,348,549	$532,183	5.20%	40,870,882	$548,539	5.34%	39,282,937	$530,540	5.45%
Other assets, net	3,670,399			3,531,889			3,347,690
Total assets	$45,018,948			$44,402,771			$42,630,627
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,532,848	$17,690	1.30%	$5,436,968	$18,823	1.37%	$5,162,468	$17,929	1.41%
Interest-bearing demand	7,886,442	34,236	1.76%	8,054,088	40,309	1.99%	8,031,707	45,430	2.29%
Money market	6,061,442	34,239	2.29%	5,890,836	35,353	2.38%	6,079,551	39,560	2.64%
Network transaction deposits	1,917,854	17,502	3.70%	2,090,587	20,882	3.96%	1,847,972	20,067	4.40%
Brokered CDs	3,528,294	34,811	4.00%	3,998,012	42,056	4.17%	4,315,311	49,292	4.63%
Other time deposits	4,234,785	36,795	3.52%	4,093,939	37,355	3.62%	3,756,332	36,862	3.98%
Total interest-bearing deposits	29,161,665	175,273	2.44%	29,564,430	194,778	2.61%	29,193,341	209,140	2.91%
Federal funds purchased and securities sold under agreements to repurchase	425,142	3,732	3.56%	289,679	2,682	3.67%	375,910	3,622	3.91%
FHLB advances	3,380,379	31,570	3.79%	2,504,464	26,309	4.17%	1,595,972	16,090	4.09%
Senior and subordinated debt	594,401	10,163	6.84%	594,104	10,483	7.06%	627,371	11,085	7.07%
Other interest-bearing liabilities	11,212	116	4.18%	13,212	110	3.29%	31,599	408	5.24%
Total funding	4,411,134	45,581	4.18%	3,401,459	39,584	4.63%	2,630,852	31,205	4.79%
Total interest-bearing liabilities and related interest expense	33,572,799	$220,854	2.67%	32,965,889	$234,362	2.82%	31,824,193	$240,345	3.06%
Noninterest-bearing demand deposits	5,999,278			6,064,487			5,640,123
Other liabilities	440,344			464,838			535,732
Stockholders’ equity	5,006,527			4,907,557			4,630,578
Total liabilities and stockholders’ equity	$45,018,948			$44,402,771			$42,630,627
Interest rate spread			2.53%			2.52%			2.39%
Net free funds			0.50%			0.55%			0.58%
Fully tax-equivalent net interest income and net interest margin		$311,329	3.03%		$314,177	3.06%		$290,195	2.97%
Fully tax-equivalent adjustment		(4,139)			(4,196)			(4,254)
Net interest income		$307,190			$309,981			$285,941
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Loan and Deposit Composition
(Dollars in thousands)
Period end loan composition	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Commercial and industrial	$12,339,597	$11,799,757	5%	$11,567,651	$11,281,964	$10,925,769	13%
Commercial real estate—owner occupied	1,193,778	1,186,324	1%	1,149,939	1,101,501	1,118,363	7%
Commercial and business lending	13,533,375	12,986,081	4%	12,717,590	12,383,465	12,044,132	12%
Commercial real estate—investor	5,266,584	5,246,030	—%	5,369,441	5,370,422	5,597,442	(6)%
Real estate construction	2,117,479	1,994,642	6%	1,958,766	1,950,267	1,809,054	17%
Commercial real estate lending	7,384,063	7,240,672	2%	7,328,207	7,320,689	7,406,496	—%
Total commercial	20,917,438	20,226,753	3%	20,045,797	19,704,154	19,450,628	8%
Residential mortgage	6,727,734	6,793,957	(1)%	6,858,285	6,949,387	6,999,654	(4)%
Auto finance	3,136,334	3,106,498	1%	3,041,644	2,969,495	2,878,765	9%
Home equity	706,075	713,271	(1)%	698,112	676,208	654,140	8%
Other consumer	310,583	323,135	(4)%	308,126	308,361	310,940	—%
Total consumer	10,880,726	10,936,861	(1)%	10,906,167	10,903,451	10,843,499	—%
Total loans	$31,798,164	$31,163,614	2%	$30,951,964	$30,607,605	$30,294,127	5%

Quarter average loan composition(a)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Commercial and industrial	$11,776,702	$11,588,059	2%	$11,367,533	$10,981,221	$10,583,318	11%
Commercial real estate—owner occupied	1,190,708	1,157,531	3%	1,105,787	1,114,054	1,141,167	4%
Commercial and business lending	12,967,410	12,745,590	2%	12,473,319	12,095,274	11,724,484	11%
Commercial real estate—investor	5,277,283	5,291,562	—%	5,300,765	5,582,333	5,415,412	(3)%
Real estate construction	2,055,338	1,974,318	4%	1,991,565	1,869,708	1,898,582	8%
Commercial real estate lending	7,332,621	7,265,880	1%	7,292,330	7,452,041	7,313,994	—%
Total commercial	20,300,031	20,011,470	1%	19,765,649	19,547,316	19,038,479	7%
Residential mortgage	6,831,984	6,899,778	(1)%	6,987,858	7,034,607	7,256,320	(6)%
Auto finance	3,125,504	3,064,457	2%	3,000,978	2,933,161	2,844,730	10%
Home equity	709,865	706,923	—%	690,330	667,339	657,625	8%
Other consumer	314,118	312,730	—%	305,644	309,578	313,828	—%
Total consumer	10,981,471	10,983,888	—%	10,984,811	10,944,685	11,072,503	(1)%
Total loans	$31,281,502	$30,995,358	1%	$30,750,460	$30,492,001	$30,110,982	4%

Period end deposit and customer funding composition(b)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Noninterest-bearing demand	$6,125,067	$6,126,632	—%	$5,906,251	$5,782,487	$6,135,946	—%
Savings	5,660,641	5,471,870	3%	5,380,574	5,291,674	5,247,291	8%
Interest-bearing demand	7,964,665	7,823,362	2%	7,791,861	7,490,772	7,870,965	1%
Money market	6,188,045	6,139,438	1%	5,785,871	5,915,867	6,141,275	1%
Network transaction deposits	1,746,518	2,154,995	(19)%	2,013,964	1,792,362	1,882,930	(7)%
Brokered CDs	3,562,752	3,795,133	(6)%	3,956,517	4,072,048	4,197,512	(15)%
Other time deposits	4,484,077	4,041,178	11%	4,046,815	3,802,356	3,720,793	21%
Total deposits	35,731,765	35,552,608	1%	34,881,853	34,147,565	35,196,713	2%
Other customer funding(c)	42,372	47,794	(11)%	64,570	75,440	85,950	(51)%
Total deposits and other customer funding	$35,774,137	$35,600,402	—%	$34,946,423	$34,223,005	$35,282,663	1%
Core customer deposits(d) and other customer funding	$30,464,867	$29,650,274	3%	$28,975,941	$28,358,595	$29,202,221	4%

Quarter average deposit composition	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Noninterest-bearing demand	$5,999,278	$6,064,487	(1)%	$5,796,676	$5,648,935	$5,640,123	6%
Savings	5,532,848	5,436,968	2%	5,338,129	5,222,869	5,162,468	7%
Interest-bearing demand	7,886,442	8,054,088	(2)%	7,898,770	7,683,402	8,031,707	(2)%
Money market	6,061,442	5,890,836	3%	5,860,802	5,988,947	6,079,551	—%
Network transaction deposits	1,917,854	2,090,587	(8)%	1,933,659	1,843,998	1,847,972	4%
Brokered CDs	3,528,294	3,998,012	(12)%	3,916,329	4,089,844	4,315,311	(18)%
Other time deposits	4,234,785	4,093,939	3%	3,961,522	3,725,205	3,756,332	13%
Total deposits	35,160,943	35,628,917	(1)%	34,705,887	34,203,201	34,833,464	1%
Other customer funding(c)	43,973	45,973	(4)%	74,305	80,010	87,693	(50)%
Total deposits and other customer funding	$35,204,916	$35,674,890	(1)%	$34,780,192	$34,283,211	$34,921,157	1%
Core customer deposits(d) and other customer funding	$29,758,768	$29,586,291	1%	$28,930,204	$28,349,369	$28,757,874	3%
Numbers may not recalculate due to rounding conventions.
(a) Loans held for sale have been included in the average balances.
(b) March 31, 2025 has been adjusted to conform with current period presentation.
(c) Includes repurchase agreements.
(d) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Selected Asset Quality Information
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$378,068	$378,341	—%	$376,515	$371,348	$363,545	4%
Provision for loan losses	13,000	2,000	N/M	15,000	18,000	16,500	(21)%
Charge offs	(8,210)	(7,636)	8%	(15,254)	(18,348)	(13,714)	(40)%
Recoveries	2,898	5,363	(46)%	2,081	5,515	5,017	(42)%
Net charge offs	(5,312)	(2,273)	134%	(13,173)	(12,833)	(8,698)	(39)%
Balance at end of period	$385,756	$378,068	2%	$378,341	$376,515	$371,348	4%
Allowance for unfunded commitments
Balance at beginning of period	$41,276	$36,276	14%	$35,276	$35,276	$38,776	6%
Provision for unfunded commitments	(2,000)	5,000	N/M	1,000	—	(3,500)	(43)%
Balance at end of period	39,276	41,276	(5)%	36,276	35,276	35,276	11%
Allowance for credit losses on loans (ACLL)	$425,032	$419,344	1%	$414,618	$411,791	$406,624	5%
Provision for credit losses on loans	$11,000	$7,000	57%	$16,000	$18,000	$13,000	(15)%
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(2,736)	$1,524	N/M	$(1,230)	$(1,826)	$(4,726)	(42)%
Commercial real estate—owner occupied	—	(113)	(100)%	—	—	—	N/M
Commercial and business lending	(2,736)	1,411	N/M	(1,230)	(1,826)	(4,726)	(42)%
Commercial real estate—investor	500	94	N/M	(8,930)	(8,493)	(892)	N/M
Real estate construction	2	2	—%	2	121	30	(93)%
Commercial real estate lending	502	96	N/M	(8,928)	(8,372)	(863)	N/M
Total commercial	(2,234)	1,507	N/M	(10,158)	(10,198)	(5,589)	(60)%
Residential mortgage	148	(197)	N/M	(231)	(302)	197	(25)%
Auto finance	(1,843)	(2,010)	(8)%	(1,505)	(689)	(1,519)	21%
Home equity	439	2	N/M	56	237	289	52%
Other consumer	(1,822)	(1,575)	16%	(1,336)	(1,881)	(2,076)	(12)%
Total consumer	(3,078)	(3,780)	(19)%	(3,015)	(2,636)	(3,109)	(1)%
Total net charge offs	$(5,312)	$(2,273)	134%	$(13,173)	$(12,833)	$(8,698)	(39)%
(In basis points)	Mar 31, 2026	Dec 31, 2025		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(9)	5		(4)	(7)	(18)
Commercial real estate—owner occupied	—	(4)		—	—	—
Commercial and business lending	(9)	4		(4)	(6)	(16)
Commercial real estate—investor	4	1		(67)	(61)	(7)
Real estate construction	—	—		—	3	1
Commercial real estate lending	3	1		(49)	(45)	(5)
Total commercial	(4)	3		(20)	(21)	(12)
Residential mortgage	1	(1)		(1)	(2)	1
Auto finance	(24)	(26)		(20)	(9)	(22)
Home equity	25	—		3	14	18
Other consumer	(235)	(200)		(173)	(244)	(268)
Total consumer	(11)	(14)		(11)	(10)	(11)
Total net charge offs	(7)	(3)		(17)	(17)	(12)
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Credit quality
Nonaccrual loans	$110,581	$100,428	10%	$106,179	$112,999	$134,808	(18)%
Other real estate owned (OREO)	32,534	28,016	16%	29,268	34,287	23,475	39%
Repossessed assets	806	757	6%	789	882	688	17%
Total nonperforming assets	$143,921	$129,201	11%	$136,236	$148,169	$158,971	(9)%
Accruing loans past due 90 days or more(a)	$2,490	$2,814	(12)%	$2,692	$14,160	$3,036	(18)%
Allowance for credit losses on loans to total loans	1.34%	1.35%		1.34%	1.35%	1.34%
Allowance for credit losses on loans to nonaccrual loans	384.36%	417.56%		390.49%	364.42%	301.63%
Nonaccrual loans to total loans	0.35%	0.32%		0.34%	0.37%	0.44%
Nonperforming assets to total loans plus OREO and repossessed assets	0.45%	0.41%		0.44%	0.48%	0.52%
Nonperforming assets to total assets	0.32%	0.29%		0.31%	0.34%	0.37%

Associated Banc-Corp Selected Asset Quality Information (continued)
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$19,606	$7,178	173%	$12,802	$6,945	$12,898	52%
Commercial real estate—owner occupied	34	203	(83)%	203	—	1,501	(98)%
Commercial and business lending	19,640	7,381	166%	13,006	6,945	14,399	36%
Commercial real estate—investor	8,078	8,311	(3)%	7,333	15,805	31,689	(75)%
Real estate construction	25	144	(83)%	145	146	125	(80)%
Commercial real estate lending	8,103	8,455	(4)%	7,478	15,950	31,814	(75)%
Total commercial	27,743	15,836	75%	20,484	22,895	46,213	(40)%
Residential mortgage	66,890	68,492	(2)%	69,093	73,817	72,455	(8)%
Auto finance	8,888	8,271	7%	8,218	8,004	7,692	16%
Home equity	6,950	7,774	(11)%	8,299	8,201	8,275	(16)%
Other consumer	110	55	100%	85	82	173	(36)%
Total consumer	82,838	84,592	(2)%	85,696	90,104	88,595	(6)%
Total nonaccrual loans	$110,581	$100,428	10%	$106,179	$112,999	$134,808	(18)%
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Seql Qtr % Change	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$24,253	$2,683	N/M	$1,071	$2,593	$7,740	N/M
Commercial real estate—owner occupied	345	34	N/M	—	5,628	1,156	(70)%
Commercial and business lending	24,598	2,717	N/M	1,071	8,221	8,896	177%
Commercial real estate—investor	33,487	19,405	73%	14,190	1,042	2,463	N/M
Real estate construction	—	117	(100)%	21	90	—	N/M
Commercial real estate lending	33,487	19,522	72%	14,211	1,132	2,463	N/M
Total commercial	58,085	22,239	161%	15,282	9,353	11,360	N/M
Residential mortgage	7,755	13,135	(41)%	12,684	8,744	13,568	(43)%
Auto finance	14,549	16,445	(12)%	14,013	13,149	12,522	16%
Home equity	2,742	3,779	(27)%	4,265	4,338	3,606	(24)%
Other consumer(a)	2,173	2,704	(20)%	2,728	2,578	2,381	(9)%
Total consumer	27,219	36,063	(25)%	33,689	28,810	32,076	(15)%
Total accruing loans 30-89 days past due	$85,304	$58,302	46%	$48,971	$38,163	$43,435	96%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Excluding guaranteed student loans.

Associated Banc-Corp Selected Quarterly Information
(Dollars and shares in thousands, except per share data and as noted)	1Q26	4Q25	3Q25	2Q25	1Q25
Per common share data
Dividends	$0.24	$0.24	$0.23	$0.23	$0.23
Market value:
High	29.37	27.14	27.01	24.56	25.63
Low	24.34	24.11	23.78	18.91	21.06
Close	25.86	25.76	25.71	24.39	22.53
Book value / share(a)	29.04	28.81	28.17	27.67	27.09
Tangible book value (TBV) / share(a)(b)	22.23	22.01	21.36	20.84	20.25
Selected trend information
Net interest margin(c)	3.03%	3.06%	3.04%	3.04%	2.97%
Effective tax rate	21.75%	15.82%	19.16%	20.34%	16.03%
Noninterest expense / average assets(c)	1.97%	1.96%	1.95%	1.93%	2.00%
Dividend payout ratio(d)	34.29%	29.63%	31.51%	35.38%	38.33%
Loans / deposits ratio	88.99%	87.65%	88.73%	89.63%	86.07%
Assets under management, at market value(e)	$15,708	$16,132	$16,178	$15,537	$14,685
Common shares repurchased during period(f)	894	—	—	—	900
Common shares outstanding, end of period	165,438	165,980	165,904	165,778	165,807
Risk-based capital(g)(h)
Total risk-weighted assets	$35,773,810	$35,125,680	$34,688,358	$34,241,408	$33,800,823
Common equity Tier 1(i)	$3,744,610	$3,683,711	$3,584,712	$3,493,316	$3,417,432
Common equity Tier 1 capital ratio(i)	10.47%	10.49%	10.33%	10.20%	10.11%
Tier 1 capital ratio	11.01%	11.04%	10.89%	10.77%	10.68%
Total capital ratio	13.02%	13.08%	12.94%	12.83%	12.75%
Tier 1 leverage ratio	8.98%	8.96%	8.81%	8.72%	8.69%
Selected equity and performance ratios
Total stockholders’ equity / total assets	10.96%	11.01%	10.95%	10.87%	10.82%
Tangible common equity / tangible assets (TCE Ratio)(b)	8.27%	8.29%	8.18%	8.06%	7.96%
Average stockholders' equity / average assets	11.12%	11.05%	10.95%	10.90%	10.86%
Return on average equity(c)	9.69%	11.09%	10.26%	9.43%	8.91%
Return on average tangible common equity (ROATCE)(b)(c)	13.03%	15.04%	14.02%	12.96%	12.34%
Return on average assets(c)	1.08%	1.23%	1.12%	1.03%	0.97%
Return on average tangible assets(b)(c)	1.12%	1.27%	1.17%	1.07%	1.01%
Efficiency ratios (expense / revenue)
Fully tax-equivalent efficiency ratio	56.03%	55.21%	54.77%	55.81%	59.72%
Adjusted efficiency ratio(b)	55.77%	55.15%	54.77%	55.81%	58.55%
Numbers may not recalculate due to rounding conventions.
(a)Based on period end common shares outstanding.
(b)This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.
(c)This ratio is annualized.
(d)Ratio is based upon basic earnings per common share.
(e)In millions. Excludes assets held in brokerage accounts.
(f)Does not include repurchases related to tax withholding on equity compensation.
(g)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(h)March 31, 2026 data is estimated.
(i)The Corporation is not classified as an advanced approaches holding company as defined by the Federal Reserve. As such, the Corporation has elected to be subject to the AOCI-related adjustments when calculating common equity tier 1 capital which allows the Corporation to opt-out of the requirement to include most components of AOCI in common equity tier 1 capital.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(Dollars in thousands)	1Q26	4Q25	3Q25	2Q25	1Q25
Tangible common equity reconciliation
Common equity	$4,803,760	$4,781,235	$4,674,186	$4,586,669	$4,492,446
Less: Goodwill and other intangible assets, net	1,125,639	1,127,842	1,130,044	1,132,247	1,134,450
Tangible common equity for TBV / share and TCE Ratio	$3,678,121	$3,653,393	$3,544,142	$3,454,422	$3,357,996
Tangible assets reconciliation
Total assets	$45,593,740	$45,202,596	$44,455,863	$43,993,729	$43,309,136
Less: Goodwill and other intangible assets, net	1,125,639	1,127,842	1,130,044	1,132,247	1,134,450
Tangible assets for TCE Ratio	$44,468,101	$44,074,754	$43,325,819	$42,861,482	$42,174,686
Average tangible common equity reconciliation
Average common equity	$4,812,415	$4,713,445	$4,627,038	$4,538,549	$4,436,467
Less: Average goodwill and other intangible assets, net	1,126,748	1,129,055	1,131,385	1,133,627	1,135,584
Average tangible common equity for ROATCE	$3,685,667	$3,584,390	$3,495,653	$3,404,922	$3,300,883
Average tangible assets reconciliation
Average total assets	$45,018,948	$44,402,771	$44,015,203	$43,420,063	$42,630,627
Less: Average goodwill and other intangible assets, net	1,126,748	1,129,055	1,131,385	1,133,627	1,135,584
Average tangible assets for return on average tangible assets	$43,892,200	$43,273,716	$42,883,818	$42,286,436	$41,495,043
Adjusted net income reconciliation
Net income	$119,635	$137,129	$124,732	$111,230	$101,687
Other intangible amortization, net of tax	1,652	1,652	1,652	1,652	1,652
Adjusted net income for return on average tangible assets	$121,287	$138,781	$126,384	$112,882	$103,339
Adjusted net income available to common equity reconciliation
Net income available to common equity	$116,760	$134,254	$121,857	$108,355	$98,812
Other intangible amortization, net of tax	1,652	1,652	1,652	1,652	1,652
Adjusted net income available to common equity for ROATCE	$118,412	$135,906	$123,509	$110,007	$100,464
Pre-tax pre-provision income
Income before income taxes	$152,883	$162,901	$154,286	$139,629	$121,095
Provision for credit losses	11,001	6,998	16,000	17,996	13,003
Pre-tax pre-provision income	$163,884	$169,899	$170,286	$157,625	$134,098
Period end core customer deposits reconciliation
Total deposits	$35,731,765	$35,552,608	$34,881,853	$34,147,565	$35,196,713
Less: Network transaction deposits	1,746,518	2,154,995	2,013,964	1,792,362	1,882,930
Less: Brokered CDs	3,562,752	3,795,133	3,956,517	4,072,048	4,197,512
Core customer deposits	$30,422,495	$29,602,480	$28,911,371	$28,283,155	$29,116,271
Average core customer deposits reconciliation
Average total deposits	$35,160,943	$35,628,917	$34,705,887	$34,203,201	$34,833,464
Less: Average network transaction deposits	1,917,854	2,090,587	1,933,659	1,843,998	1,847,972
Less: Average brokered CDs	3,528,294	3,998,012	3,916,329	4,089,844	4,315,311
Average core customer deposits	$29,714,795	$29,540,318	$28,855,899	$28,269,359	$28,670,181
Total expense for efficiency ratios reconciliation
Noninterest expense	$219,163	$219,466	$216,202	$209,352	$210,619
Less: Other intangible amortization	2,203	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	216,960	217,263	213,999	207,149	208,416
Less: Acquisition costs(a)	1,007	252	—	—	—
Total expense for adjusted efficiency ratio	$215,953	$217,011	$213,999	$207,149	$208,416
Total revenue for efficiency ratios reconciliation
Net interest income	$307,190	$309,981	$305,222	$300,000	$285,941
Noninterest income	75,857	79,384	81,265	66,977	58,776
Less: Investment securities (losses) gains, net	(28)	37	1	7	4
Fully tax-equivalent adjustment	4,139	4,196	4,222	4,228	4,254
Total revenue for fully tax-equivalent efficiency ratio	387,214	393,524	390,708	371,198	348,968
Less: Announced initiatives(b)	—	—	—	—	(6,976)
Total revenue for adjusted efficiency ratio	$387,214	$393,524	$390,708	$371,198	$355,943
Numbers may not recalculate due to rounding conventions.
(a)During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs.
(b)Announced initiatives include the loss on mortgage portfolio sale as a result of balance sheet repositioning that the Corporation announced in the fourth quarter of 2024.